Exhibit 8.2

September 10, 2012

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $5,589,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to a Domestic ETF Basket due March 6, 2015 as described in the Company’s Pricing Supplement No. 234 dated August 31, 2012 (“Pricing Supplement 234”) to Product Supplement No. 3 dated May 2, 2012 (“Product Supplement 3”), the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $7,000,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to a Global ETF Basket due March 7, 2017 as described in the Company’s Pricing Supplement No. 235 dated August 31, 2012 (“Pricing Supplement 235”) to Product Supplement 3, the Prospectus Supplement and the Prospectus contained in the Registration Statement, and (iii) $4,056,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to S&P 500® Index with Periodic Interest due March 7, 2018 as described in the Company’s Pricing Supplement No. 236 dated August 31, 2012 (“Pricing Supplement 236”) to Product Supplement No. 1 dated May 2, 2012, the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 234, 235 and 236.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 234, 235 and 236 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the

Wells Fargo & Company	-2-

category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP